UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) previously adopted, subject to shareholder approval, an amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan was originally approved by the Company’s shareholders at the Company’s 2007 Annual Meeting of Shareholders. The amendment and restatement of the Incentive Plan increases the number of shares of Class A common stock that the Company may issue under the Incentive Plan by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares. The amendment and restatement of the Incentive Plan is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2010 (the “2010 Proxy Statement”). As described below under Item 5.07 of this Current Report on Form 8-K, at the Company’s Annual Meeting of Shareholders held on May 18, 2010 (the “2010 Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the Incentive Plan.

In connection with the adoption of the amendment and restatement of the Incentive Plan, the Board authorized, subject to shareholder approval of the amendment and restatement of the Incentive Plan, an amendment to the Company’s Amended and Restated 2006 Non-Employee Director Stock Plan (the “Director Stock Plan”) to reduce the number of shares of Class A common stock reserved for issuance under the Director Stock Plan by 1,000,000 shares in order to help offset the dilutive impact of the increase in the number of shares of Class A common stock pursuant to the amendment and restatement of the Incentive Plan. Following this amendment, the number of shares of Class A common stock available for grant under the Director Stock Plan will be 500,000 shares.

The foregoing descriptions of the amended and restated Incentive Plan and the Director Stock Plan, as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of such plans. A copy of the Director Stock Plan, as amended, is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the amended and restated Incentive Plan is attached as Appendix A to the 2010 Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for matters voted upon at the 2010 Annual Meeting. The matters set forth below are described in greater detail in the 2010 Proxy Statement. At the 2010 Annual Meeting, the holders of 25,698,969 shares of the Company’s Class A common stock and holders of 10,177,055 shares of the Company’s Class B common stock, which represents approximately 96% of the outstanding shares of the Company’s Class A common stock and 95% of the Company’s outstanding Class B common stock, cast votes either in person or by proxy.

1. The Company’s shareholders elected W. Marvin Rush, W.M. “Rusty” Rush, Ronald J. Krause, James C. Underwood, Harold D. Marshall, Thomas A. Akin, and Gerald R. Szczepanski as directors to hold office until the Company’s 2011 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Marvin Rush	10,752,743	156,568	—
W.M. “Rusty” Rush	10,752,707	156,604	—
Ronald J. Krause	10,611,493	297,819	—
James C. Underwood	10,624,728	284,583	—
Harold D. Marshall	10,621,122	288,189	—
Thomas A. Akin	10,624,578	284,733	—
Gerald R. Szczepanski	10,616,515	292,796	—

2. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,304,858	157,145	1	—

3. The shareholders approved the amendment and restatement of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, to increase the number of shares of Class A common stock available for grant under the plan by 2,000,000 shares from 2,550,000 shares to 4,550,000 shares based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,731,600	4,175,077	2,634	552,692

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amended and Restated Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2010).

10.2	Amended and Restated 2006 Non-Employee Director Stock Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By: /s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President

Dated: May 21, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1
Amended and Restated Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2010).

10.2	Amended and Restated 2006 Non-Employee Director Stock Plan, as amended.